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                                                                       Exhibit J
                          Independent Auditors' Consent



The Board of Trustees and Shareholders
Domini Institutional Social Equity Fund
and
Domini Social Index Portfolio

We consent to the use of our reports for the Domini Institutional Social Equity Fund, dated September 15, 2000, and the Domini Social Index Portfolio, dated September 15, 2000, both incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                      /s/ KPMG LLP
                                                      -----------------
                                                      KPMG LLP


Boston, Massachusetts
November 17, 2000